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                                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form SB-2 of C & S Bancorporation, Inc. (the "Registration Statement"), and the Prospectus constituting a part thereof (the "Prospectus"), of our report dated October 1, 2001, relating to the financial statements of C & S Bancorporation, which appears in such Registration Statement and Prospectus. We also consent to the references to us under the heading "Experts" in such Registration Statement and Prospectus.


                                                 /s/ Hancock, Askew & Co., LLP


Savannah, Georgia
October 15, 2001